ASPEN GROUP RESOURCES CORPORATION

(the "Corporation")

One North Hudson, Suite 1000

Oklahoma City, Oklahoma  73102

FORM OF PROXY SOLICITED BY MANAGEMENT OF THE CORPORATION FOR USE AT AN ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 4, 2003.

The undersigned shareholder(s) of the Corporation hereby appoint(s) in respect of all of his or her shares of the Corporation Robert Calentine, a director of the Corporation, or failing him, Robert Cudney, a director of the Corporation, or in lieu of the foregoing                                                             as nominee of the undersigned, with power of substitution, to attend, act and vote for the undersigned at an annual and special meeting (the "Meeting") of shareholders of the Corporation to be held on September 4, 2003, and any adjournment or adjournments thereof, and direct(s) the nominee to vote the shares of the undersigned in the manner indicated below:

1.

TO VOTE FOR (    ) WITHHOLD FROM VOTING (    ) in the election of directors.

2.

TO VOTE FOR (    ) WITHHOLD FROM VOTING (    ) on reappointing Lane Gorman Trubitt, L.L.P., as auditors of the Corporation to hold office until the close of the next annual meeting  of shareholders of the Corporation and to authorize the directors of the Corporation to fix the auditors' remuneration.

3.

TO VOTE FOR (    ) or AGAINST (    ) or ABSTAIN (    ) on a special resolution approving the grant and issuance of certain options and warrants, granted and issued by the Corporation, as appropriate, in connection with the Corporation's most recently completed financing.

If any amendments or variations to matters identified in the Notice of the Meeting are proposed at the Meeting or if any other matters properly come before the Meeting, this proxy confers discretionary authority to vote on such amendments or variations or such other matters according to the best judgment of the person voting the proxy at the Meeting.

DATED the                   day of                                      , 2003.

Signature of Shareholder(s)

Print Name

   (see notes on back of this page)

S:\Combined Directory\Aspen\AGM03\Proxy.doc

NOTES:

(1)

This form of proxy must be dated and signed by the appointor or his attorney authorized in writing or, if the appointer is a body corporate, this form of proxy must be executed by an officer or attorney thereof duly authorized.  If the proxy is not dated, it will be deemed to bear the date on which it was mailed.

(2)

The shares represented by this proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot that may be called for.

(3)

A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT FOR HIM OR HER ON HIS OR HER BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ENCLOSED FORM OF PROXY.  SUCH RIGHT MAY BE EXERCISED BY STRIKING OUT THE NAMES OF THE PERSONS DESIGNATED IN THIS FORM OF PROXY AND BY INSERTING IN THE BLANK SPACE PROVIDED FOR THAT PURPOSE THE NAME OF THE DESIRED PERSON OR BY COMPLETING ANOTHER FORM OF PROXY AND, IN EITHER CASE, DELIVERING THE COMPLETED AND EXECUTED PROXY TO THE CORPORATION C/O EQUITY TRANSFER SERVICES INC., RICHMOND ADELAIDE CENTRE, SUITE 420, 120 ADELAIDE STREET WEST, TORONTO, ONTARIO CANADA M5H 4C3, AT ANY TIME PRIOR TO 4:00 P.M. (TORONTO TIME) ON SEPTEMBER 3, 2003.

(4)

IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE PERSONS NAMED IN THIS FORM OF PROXY WILL VOTE FOR EACH OF THE MATTERS IDENTIFIED IN THIS PROXY.

(5)

This proxy ceases to be valid one year from its date.

(6)

If your address as shown is incorrect, please give your correct address when returning this proxy.